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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                              NAMES UNDER WHICH
     NAME OF                        STATE OF                    SUBSIDIARIES
  SUBSIDIARIES                   INCORPORATION               ARE DOING BUSINESS
----------------               -----------------        --------------------------
StarPak, Inc.                      Colorado             StarTek Teleservices
                                                        StarTek Technical Services
                                                        StarTek Internet, Inc.
                                                        StarTek

StarPak International, Ltd.        Colorado             StarPak